UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 15, 2007
(Date of earliest event reported)

Maxim Integrated Products, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16538	94-2896096
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 San Gabriel Drive
Sunnyvale, California    94086
(Address of principal executive offices including zip code)

(408) 737-7600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective as of November 15, 2007, the Board of Directors of Maxim Integrated Products, Inc., a Delaware corporation (the "Company"), appointed Joseph R. Bronson to serve as a member of the Company's Board of Directors. In addition, Mr. Bronson was appointed to serve on the Board's Special Committee and is also expected to be appointed as the Chairman of the Audit Committee of the Board of Directors following completion of the Company's financial restatement. Mr. Bronson shall be entitled to receive a quarterly $12,500 cash retainer for serving on the Board of Directors, which is the same amount paid to the other non-employee members of the Company's Board of Directors. As a new member of the Board of Directors, Mr. Bronson will also be granted a non-qualified stock option to purchase 48,000 shares of the Company's common stock and 2,000 restricted stock units pursuant to the Company's 1996 Stock Incentive Plan, the material terms of which are described in the Company's Proxy Statement for the 2005 Annual Meeting of Stockholders.

A copy of the press release announcing Mr. Bronson's appointment to the Company's Board of Directors, dated as of November 19, 2007, is attached as Exhibit 99.1 hereto.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed below is being furnished with this Form 8-K.
Exhibit No.	Description
99.1	Press release dated November 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Maxim Integrated Products, Inc.

By: /s/ Bruce E. Kiddoo Bruce E. Kiddoo Vice President of Finance

Date: November 20, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated November 19, 2007. PDF provided as a courtesy